Exhibit 3.1(i)
                    ARTICLES OF INCORPORATION

                                OF

                 VALLEY HIGH OIL, GAS & MINERALS

     WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

                         ARTICLE I - NAME

     The name of the corporation is Valley High Oil, Gas & Minerals.

                       ARTICLE 11- DURATION

     The duration of the corporation is perpetual.

                      ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is organized are:

     (a) To engage in all phases of the oil and gas business, including, without limitation: buying, selling, and otherwise dealing in oil and gas leases, royalties, mineral interests, and other rights and interest in oil and gas properties, whether alone or in conjunction with others: participating in the exploration and development of oil and gas properties: including reworking existing wells and drilling or completing wells; and purchasing, selling, or otherwise dealing in the production from oil and gas properties. Also, to acquire, develop, explore and otherwise deal in and with respect to natural resource properties, mineral and mining properties of any and all kinds, all related activities, and for any legal and lawful purpose.
      (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise: and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.
      (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of anyone or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or bene-fit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could, do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, associa-tion, or corporation.
      (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                         ARTICLE IV-STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 par share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                      ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                 ARTICLE VI - SHAREHOLDERS RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                   ARTICLE VII - CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least $l,OOO has been received for the issuance of said shares.

             ARTICLE VIII - INIT1AL OFFICE AND AGENT

                    T. Earl Kelly
                    57 West South Temple, Suite 450
                    Salt Lake City, Utah 84l0l

                      ARTICLE IX - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating each potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholder's approval.

     The number of directors constituting the initial Board of Directors of this Corporation is five. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholder's or until their successors are elected and qualify, are:

               NAME                       ADDRESS
            T. Earl Kelly          719 Southwood Drive
                                   Murray, Utah 84lO7

            Heath B. Fowler        3413 Honeycutt
                                   Salt Lake City, Utah

            Sherman D. Gardner     4609 Locust Lane
                                   Salt Lake City, Utah

            Phil York              67 Thaynes Canyon Drive
                                   Park City, Utah 84060

            Don Gardner            7050 South 2000 East
                                   Salt Lake City, Utah

                    ARTICLE X - INCORPORATORS

     The name and address of each incorporator is:

               NAME                          ADDRESS
          T. Earl Kelly            779 Southwood Drive
                                   Murray, Utah 84lO7

          Heath B. Fowler          34l3 Honeycutt
                                   Salt Lake City, Utah

          Sherman D. Gardner       4608 Locust Lane
                                   Salt Lake City, Utah

          Phil York                67 Thaynes Canyon Drive
                                   Park City, Utah 84060

                            ARTICLE XI

       COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transactions between this corporation and anyone or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or Consent sufficient for the purpose without counting the votes or consents of such interested director, or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify euch contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meetinq of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct, and complete.

     DATED this 5th day of November, 1979.

                                        /s/T. Karl Kelly

                                        /s/Heath B. Fowler

                                        /s/Sherman D. Gardner

                                        /s/Phil York